Exhibit 99.1

GigCapital2, Inc. Announces the Separate Trading of its Common Stock, Rights and Warrants

Commencing July 1, 2019

PALO ALTO, Calif., — June 26, 2019 —GigCapital2, Inc. (NYSE: GIX.U) (www.GigCapital2.com) (the “Company”) today announced that holders of the Company’s public units may elect to separately trade the common stock, rights and warrants underlying such public units commencing on July 1, 2019. Each public unit consists of one share of common stock, one right to receive one-twentieth (1/20) of one share of common stock upon the Company’s completion of an initial business combination, and one warrant to purchase one share of common stock for an exercise price of $11.50 per share of common stock. For each public unit, one share of common stock, one warrant, and one whole right will be issued.

Those public units not separated will continue to trade under the symbol “GIX.U”. The common stock, rights and warrants are expected to trade under the symbols “GIX,” “GIX RT”, and “GIX WS”, respectively. Holders of the public units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the public units into shares of common stock, rights and warrants.

The public units were initially offered by the Company in an underwritten offering and EarlyBirdCapital, Inc. (“EarlyBird”) and Northland Securities, Inc. (“Northland”) acted as joint book running managers and Odeon Capital Group LLC acted as a co-manager for the offering.

Registration statements relating to the offering of the public units and the underlying securities have been filed by the Company and were declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2019.

The Company is a Private-to-Public Equity (PPE)™ company, also known as a blank check company or special purpose acquisition company (SPAC). It was sponsored by GigAcquisitions2, LLC, which was founded by GigFounders, LLC (www.gigfoundersglobal.com), each a member entity of the GigCapital Group, and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company intends to capitalize on the GigCapital Group’s experience and background in the technology, media and telecommunications (TMT) industries and to target TMT companies that are at the forefront of high technology and are enabling the future evolution of intelligent systems and solutions (such as data-intense mobility, autonomous platforms, smart sensor applications, human interaction, unified data management and artificial intelligence). The Company applies its unique “Mentor-Investor™” philosophy to partner with its targets where it offers financial, operational and executive mentoring in order to accelerate their growth and development from a privately held entity to a fast growing publicly traded company.

Dr. Avi Katz is the Executive Chairman, Secretary, President and Chief Executive Officer of the Company, and is also the sole manager of GigAcquisitions2, LLC.

A final prospectus relating to and describing the final terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov, or may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Syndicate Department, 212-661-0200; or by contacting Northland Securities, Inc., Attention: Heidi Fletcher, 150 South Fifth Street, Suite 3300, Minneapolis, MN 55402, email hfletcher@northlandcapitalmarkets.com or telephone (612) 851-4918. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Note Concerning Forward Looking Statements

This news release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

“Private-to-Public Equity (PPE)” and “Mentor-Investor” are trademarks of GigFounders, LLC, a member entity of the GigCapital Group and the founder of GigAcquisitions2, LLC, used pursuant to agreement.

About The GigCapital Group

The GigCapital Group (GigCG) is a technology, media and telecommunications (TMT) focused investment group led by an affiliated team of technology industry corporate executives and entrepreneurs, and TMT operational and strategic experts in the private and public markets, including substantial, success-proven M&A and IPO activities. The group deploys a unique Mentor-Investors methodology to partner with exceptional TMT companies, managed by dedicated and experienced entrepreneurs. The GigCG Private-to-Public Equity (PPE) companies (also known as blank check companies or special purpose acquisition companies (SPACs)) offer financial, operational and executive mentoring to U.S. and overseas private, and non-U.S. public companies, in order to accelerate their path from inception and as a privately-held entity into the growth-stage as a publicly traded company in the U.S. The partnership of GigCG with these companies continues through an organic and roll-up strategy growth post the transition to a public company. GigCG was launched in 2017 with the vision of becoming the lead franchise in incepting and developing TMT Private-to-Public Equity (PPE) companies. In late 2017, GigCG incepted its first Private-to-Public Equity (PPE) company, GigCapital, Inc. (“GigCapital1”) (www.GigCapitalGlobal.com), which conducted its IPO on December 7, 2017 (NYSE: GIG.U), raising $125,00,000 in the base offering, which was increased to $143,750,000 with the underwriters exercise of their over-allotment option. GigCapital1 was sponsored by GigAcquisitions, LLC, (“GigAcquisitions1”) which was founded by GigFounders, LLC (www.gigfoundersglobal.com). In February 2018, GigCapital1 announced the execution of a definitive stock purchase agreement to acquire Kaleyra S.p.A. (www.kaleyra.com), headquartered in Milan, Italy, a combination that GigCapital1 expects to close during the 2nd half of 2019. In March 2019, GigCG launched GigCapital2, Inc. (“GigCapital2”) (www.GigCapital2.com), which conducted its IPO on June 5, 2019 (NYSE:GIX.U) for $150,00,000 in the base offering, which was increased to $172,500,000 with the underwriters exercise of their over-allotment option. GigCapital2 is sponsored by GigAcquisitions2, LLC, which was founded by GigFounders, LLC. GigCG pioneered the TMT Private-to-Public Equity (PPE) methodology, focusing solely on technology companies that are beyond the Private Equity Growth Stage and are striving to be established as a publicly listed enterprise on the NYSE. The GigCG Private-to-Public Equity (PPE) companies deploy a unique methodological process to systematically search and target prospective partners, generating a high-quality domestic and international attractive funnel of potential business combination opportunities. All GigCG members are financially involved in seeding the Private-to-Public (PPE) entities and commit time to support the mission and initiatives of GigCG to build a long-term industry leader Private-to-Public Equity (PPE) franchise. GigCG is committed to partner and enable public offerings of exceptional TMT companies being led by solid long term committed leadership teams. For more on GigCG and its affiliates please see www.GigCapitalGlobal.com and www.GigCapital2.com.

Investor Contact:

Darrow Associates, Inc.
Jim Fanucchi, (408) 404-5400 ir@GigCapital2.com